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                                                                    EXHIBIT 10.1

                            BEVERLY ENTERPRISES, INC.

                                  $200,000,000

                          9 5/8% SENIOR NOTES DUE 2009

                               PURCHASE AGREEMENT


                                                                  April 18, 2001


JPMORGAN, a division of
   CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BNY CAPITAL MARKETS, INC.
BMO NESBITT BURNS CORP.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, Now York  10017

Ladies and Gentlemen:

          Beverly Enterprises, Inc., a Delaware corporation (the "Company"), proposes to issue, and sell $200,000,000 aggregate principal amount of its 9 5/8% Senior Notes due 2009 (the "Securities"). The Securities will be issued pursuant to an indenture to be dated as of April 25, 2001 (the "Indenture") between the Company, each of the subsidiaries of the Company listed on Schedule 1 hereto (each a "Guarantor" and together, the "Guarantors") and The Bank of New York, as trustee (the "Trustee"). The Securities will be guaranteed (the "Guarantees" and each a "Guarantee") jointly and severally by each of the Guarantors. The Company hereby confirms its agreement with JPMorgan, a division of Chase Securities, Inc. ("JPMorgan"), Banc of America Securities LLC, BNY Capital Markets, Inc. and BMO Nesbitt Burns Corp. (together the "Initial Purchasers") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

          The Securities will be offered and sold to the Initial Purchasers without being, registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated April 6, 2001 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the

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Company to the Initial Purchasers pursuant to the terms of this Agreement. Any reference herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. This Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

          Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement", pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior notes of the Company and guarantees of each of the Guarantors (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and the Guarantees and under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

          1. Representations, Warranties and Agreements of the Company and each of the Guarantors. Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or the Guarantors by or on behalf of any Initial Purchaser specifically for use therein as specified in Section 16 hereof (the "Initial Purchasers' Information").

          (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if

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     requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) The Company and each of its subsidiaries have been duly incorporated or formed, as the case may be, and are validly existing corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, as the case may be, are duly qualified to do business and are in good standing as foreign corporations or foreign limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations or business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (e) The Company has a capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All the outstanding shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, and except as noted on Schedule 3, are owned free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

          (f) The Company and each of the Guarantors has full right and authority to execute and deliver this Agreement, the Indenture (including the Guarantees set forth therein), the Registration Rights Agreement and the Securities (in the case of the Company only) (collectively, the "Transaction Documents") and to perform their respective

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     obligations hereunder and thereunder and, as of the Closing Date, all corporate or limited liability company action required to be taken by the Company and the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby will have been duly and validly taken.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, except as rights to indemnification and contribution may be limited by public policy considerations or applicable law, and, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (i) The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming the Indenture is the valid and legally binding obligation of the Trustee and due

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     authentication of the Securities by the Trustee) and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantors, entitled to the benefits of the Indenture and enforceable against the Company, as issuer, and each of the Guarantors, as guarantors in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (k) Each of the guarantors that, as of the date of the Guarantees, is a guarantor of the $180,000,000 of 9% Senior Notes due 2006 issued by Beverly Enterprises, Inc. is also a Guarantor of the Securities. Schedule 1 attached hereto sets forth all the subsidiaries of the Company that are Guarantors of the Securities. The Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee), will constitute valid and legally binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (l) The Exchange Securities have been duly authorized by the Company and the related guarantees have been duly authorized by each of the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement (assuming the Indenture is the valid and legally binding obligation of the Trustee) will constitute a valid and legally binding obligation of the Company, as issuer, and each of the Guarantors, as guarantors, enforceable against the Company, as issuer, and each of the Guarantors, as guarantors, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (m) Each of the Indenture and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

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          (n) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance, authentication sale and delivery of the Securities and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions as contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or any other comparable organizational documents) of the Company or any of its subsidiaries or any statute or any judgment, order, decree, rule, or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;
     and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities, the issuance of the Guarantees and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date or as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement.

          (o) Ernst & Young LLP are independent certified public accountants with respect to the Company and its subsidiaries (i) as required by the Securities Act and the rules and regulations of the Commission thereunder and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply as to form in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results

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     of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Offering Memorandum Summary--Summary Consolidated Financial Data", "Capitalization of the Company", "Selected Historical Consolidated Financial Data", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company and its subsidiaries and fairly present the information purported to be shown thereby. The as adjusted financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the adjustments specified therein). The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (p) Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or the issuance of the Guarantees, or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the issuance of the Guarantees or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the issuance of the Guarantees in any manner or draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

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                                      -8-


          (r) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or other comparable organizational documents), (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (s) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

          (t) The Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due and owing thereon, other than those being contested in good faith and for which adequate reserves have been provided. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect, except those deficiencies for which adequate reserves have been established.

          (u) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

          (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, as are consistent with industry practice to protect the Company and its subsidiaries and their respective businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other similar expenditures are required or necessary to be made in order to continue such insurance.

          (x) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) presently employed by them in connection with the respective businesses now operated by them; and the use of such rights in connection with their respective businesses will not conflict in any material respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except such conflicts which, singularly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (y) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid, rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or could not reasonably be expected to have a Material Adverse Effect, except with respect to secured debt described in the Offering Memorandum.

          (z) Except for those that could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

          (aa) Except to the extent such events could not reasonably be expected to have a Material Adverse Effect: (i) no "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder "ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries; (ii) each such employee benefit plan is in compliance with applicable law, including ERISA and the Code; (iii) the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and (iv) each such pension plan that is intended to be qualified under Section 401 (a) of the Code is so qualified and nothing has occurred whether by action or by failure to act, which could cause the loss of such qualification.

          (bb) Except as described in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violation and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has any knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (cc) On and immediately after the Closing Date, the Company and its subsidiaries, on a consolidated basis, (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date that on such date the present fair market value (or present fair saleable value) of the assets of the Company and its consolidated subsidiaries are not less than the total amount required to pay the probable liabilities of the Company and its consolidated subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, the Company and its consolidated subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Company and its consolidated subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature and the Company and its consolidated subsidiaries are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and its consolidated subsidiaries are engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (dd) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.

          (ee) Neither the Company nor any of its subsidiaries or agents has taken, and none of them will take, any action that might cause this Agreement or the issuance and sale of the Securities or the issuance of the Guarantees to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (ff) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (gg) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (hh) Exclusive of the Initial Purchasers (as to which we make no representation or warranty), none of the Company, any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

          (ii) Exclusive of the Initial Purchasers (as to which we make no representation or warranty), neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

          (jj) Exclusive of the Initial Purchasers (as to which we make no representation or warranty), none of the Company or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (kk) Neither the Company nor any of its affiliates has taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

          (ll) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (mm) Since the date as of which information is given in the Offering Memorandum (exclusive of amendments or supplements after the date hereof), except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Company or any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, or any redemption in respect thereof.

          2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 2 hereto at a purchase price equal to 97.5% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon its receipt of payment for all of the Securities to be purchased as provided herein.

          (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants to and agrees with the Company that (i) it is purchasing the Securities pursuant to an exemption from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D"), and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

          (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) such Initial Purchaser is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

          (ii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

          (iii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the

     Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

          (iv) none of such Initial Purchasers or any of their respective affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to the Securities or the Guarantees, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (v) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration, that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time or
          (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (vi) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

          (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

          (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale where required by applicable law). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5(d), (e) and (g), counsel for the Company and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

          (f) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

          3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on April 25, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

          (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as JPMorgan on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by JPMorgan on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

          4. Further Agreements of the Company and each of Guarantors. Each of the Company and each of the Guarantors agrees with each of the several Initial
Purchasers:

          (a) during the period referred to in Section 4(d): (i) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and (iii) to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

          (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

          (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

          (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

          (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

          (f) for so long as the Securities are outstanding, upon the request of an Initial Purchaser, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

          (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdiction as the Initial Purchasers may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations or limited liability companies in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

          (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

          (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

          (j) except following the effectiveness of the Exchange Offer Registration, Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

          (k) except any notes issued under the new senior secured credit facility and any new industrial revenue bonds issued to refinance existing industrial revenue bonds, for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

          (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

          (m) in connection with the offering of the Securities, until JPMorgan on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Securities;

          (n) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

          (o) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

          (p) to do and perform all things required to be done and performed by it under this Agreement that are within its reasonable control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

          (q) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

          (r) to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to
     Section 4(d);

          (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

          (t) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds."

          5. Conditions to Initial Purchasers' Obligations. The respective obligation of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the accuracy of the statements of the Company, the Guarantors and each of their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company and the Guarantors of their obligations hereunder required to be performed through the Closing Date, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for the purpose shall have been commenced or shall be pending or threatened.

          (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate or limited liability company proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and each of the Guarantors shall have furnished to the Initial Purchasers all documents and information that the Initial Purchasers or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Latham & Watkins shall have furnished to the Initial Purchasers a written opinion, as special counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form set forth in Annex B-1 hereto.

          (e) Douglas J. Babb, General Counsel of the Company, shall have furnished to the Initial Purchasers his written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form set forth in Annex B-2 hereto.

          (f) Proskauer Rose LLP, special regulatory counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form set forth in Annex B-3 hereto.

          (g) The Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

          (h) Epstein Becker & Green, P.C., special regulatory counsel for the Initial Purchasers, shall have furnished to the Initial Purchasers their written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

          (i) Weil, Gotshal & Manges LLP, special counsel for the Company, shall have furnished to the Initial Purchasers their written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

          (j) The Company shall have furnished to the Initial Purchasers a letter (the "Comfort Letter") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

          (k) The Company shall have furnished to the Initial Purchasers a letter (the "Bring-Down Comfort Letter") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the Closing Date (A) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (B) stating, as of the date of the Bring-Down Comfort Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Comfort Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Comfort Letter are accurate and (C) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

          (l) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer or its chief financial officer (including any interim chief financial officer) stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and

     (C) as of the Closing Date, the representations and warranties of the Company and the each of the Guarantors, as applicable, in this Agreement are true and correct in all material respects, the Company and the each of the Guarantors, as applicable, have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum (exclusive of amendments or supplements after the date hereof), there has been no material adverse change in the financial position or results of operation of the Company or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Offering Memorandum (exclusive of amendments or supplements after the date hereof).

          (m) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer or agent of the Company and of each of the Guarantors.

          (n) The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (o) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

          (p) If any event shall have occurred that requires the Company under
     Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

          (q) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities contemplated hereby.

          (r) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (s) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or issuance of the Guarantees.

          (t) Subsequent to the execution and delivery of this Agreement no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities by a "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities.

          (u) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), the effect of which, in the case of this clause (u), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Cahill Gordon & Reindel.

          6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(q), (r), (s), (t) or (u) shall have occurred and be continuing.

          7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company, or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 2 hereto that, pursuant to this
Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to Purchase the Securities of a defaulting Initial Purchaser, any of the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

          8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated due to the failure to comply with any subsection of Section 5 (other than due to the events described in Section 5(q), (s) or (u), in which case each party will be responsible for its own expenses) or pursuant to Section 6, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the each of the Guarantors shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, neither the Company nor the Guarantors shall be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

          9. Indemnification. (a) The Company and each of the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company or any Guarantor pursuant to Section 4(e), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and each of the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this
Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company with the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information provided by such Initial Purchaser, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood, that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

          The obligations of the Company, each of the Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, each of the Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and each of the Guarantors, on the one hand and the Initial Purchasers on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and each of the Guarantors on the one hand and the Initial Purchasers on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Guarantors on the one hand and the Initial Purchasers on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company and each of the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and each of the Guarantors or information supplied by the Company and each of the Guarantors on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omissions. The Company, each of the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from, any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

          11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, each of the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, each of the Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          12. Expenses. The Company and each of the Guarantors agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (c) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fee charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses, including the fees and disbursements of their counsel and any advertising expenses (other than with respect to any roadshow presentation) connected with any offers they may make.

          13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, each of the Guarantors and the Initial Purchasers contained in this Agreement (and any other agreement between or among the parties hereto relating to the subject matter hereof) or made by or on behalf of the Company, each of the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

          14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to JPMorgan, a division of Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal Department (telecopier no.: (212) 270-7487); or

          (b) if to the Company or the Guarantors, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Douglas J. Babb (telecopier no.: (501) 201-4810).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by JPMorgan.

          15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the Now York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

          16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum; (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; and (ii) the statements concerning the Initial Purchasers contained in the third, fifth, tenth, the fourth sentence of the eleventh paragraph, twelfth and thirteenth paragraphs under the heading "Plan of Distribution."

          17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed agreement, counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantors and the several Initial Purchasers in accordance with its terms.

                            [Signature Pages Follow]

                                     Very truly yours,

                                     BEVERLY ENTERPRISES, INC.


                                     By: /s/ Schuyler Hollingsworth, Jr.
                                         --------------------------------------
                                         Name:  Schuyler Hollingsworth, Jr.
                                         Title: Senior Vice President and
                                         Treasurer


                                     GUARANTORS listed on Schedule 1 attached hereto,


                                     By: /s/ John W. Mackenzie
                                         --------------------------------------
                                         Name:  John W. Mackenzie
                                         Title: Vice President and Secretary of
                                         each of the Guarantors

Accepted:

CHASE SECURITIES INC.,
as Representative of the Initial
Purchasers named on Schedule 2 attached hereto



By: /s/ Earl McClanahan
    -------------------------------
    Name:  Earl McClanahan
    Title: Managing Director


Address for notices pursuant to Section 9(c):

1 Chase Manhattan Plaza, 26th floor
New York, New York  10081
Attention:  Legal Department

                                                                      SCHEDULE 1


                                   GUARANTORS


                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
AEGIS Therapies, Inc. (f/k/a Beverly Rehabilitation, Inc.)               71-0811574           Delaware

AGI-Camelot, Inc.                                                        43-1253376           Missouri

Arborland Management Company, Inc.                                       58-2340689           South Carolina

Associated Physical Therapy Practitioners, Inc.                          23-2638708           Pennsylvania

Beverly Assisted Living, Inc.                                            71-0777901           Delaware

Beverly - Bella Vista Holding, Inc.                                      71-0797481           Delaware

Beverly - Branson Holdings, Inc.                                         71-0817008           Delaware

Beverly-Indianapolis, LLC                                                71-0824184           Indiana

Beverly - Missouri Valley Holding, Inc.                                  71-0797485           Delaware

Beverly - Plant City Holdings, Inc.                                      71-0817010           Delaware

Beverly - Rapid City Holding, Inc.                                       71-0797483           Delaware

Beverly - Tamarac Holdings, Inc.                                         71-0817009           Delaware

Beverly - Tampa Holdings, Inc.                                           71-0817007           Delaware

Beverly Clinical, Inc.                                                   71-0796035           Delaware

Beverly Enterprises International Limited                                95-3982125           California

Beverly Enterprises - Alabama, Inc.                                      95-3742145           California

Beverly Enterprises - Arizona, Inc.                                      95-3750871           California

                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
Beverly Enterprises - Arkansas, Inc.                                     95-3751272           California

Beverly Enterprises - California, Inc.                                   95-2499218           California

Beverly Enterprises - Colorado, Inc.                                     95-3750882           California

Beverly Enterprises - Connecticut, Inc.                                  95-3849642           California

Beverly Enterprises - Delaware, Inc.                                     95-3849628           California

Beverly Enterprises - Distribution Services, Inc.                        95-4081567           California

Beverly Enterprises - District of Columbia, Inc.                         95-3750889           California

Beverly Enterprises - Florida, Inc.                                      95-3742251           California

Beverly Enterprises - Garden Terrace, Inc.                               95-3849648           California

Beverly Enterprises - Georgia, Inc.                                      95-3750880           California

Beverly Enterprises - Hawaii, Inc.                                       95-3750890           California

Beverly Enterprises - Idaho, Inc.                                        95-3750886           California

Beverly Enterprises - Illinois, Inc.                                     95-3750883           California

Beverly Enterprises - Indiana, Inc.                                      95-3744258           California

Beverly Enterprises - Iowa, Inc.                                         95-3751271           California

Beverly Enterprises - Kansas, Inc.                                       95-3751269           California

Beverly Enterprises - Kentucky, Inc.                                     95-3750894           California

Beverly Enterprises - Louisiana, Inc.                                    95-3849633           California

Beverly Enterprises - Maine, Inc.                                        95-3849627           California

Beverly Enterprises - Maryland, Inc.                                     95-3750892           California

                                      -3-

                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
Beverly Enterprises - Massachusetts, Inc.                                95-3750893           California

Beverly Enterprises - Michigan, Inc.                                     95-3898661           California

Beverly Enterprises - Minnesota, Inc.                                    95-3742698           California

Beverly Enterprises - Mississippi, Inc.                                  95-3742144           California

Beverly Enterprises - Missouri, Inc.                                     95-3750895           California

Beverly Enterprises - Montana, Inc.                                      95-3849636           California

Beverly Enterprises - Nebraska, Inc.                                     95-3750873           California

Beverly Enterprises - Nevada, Inc.                                       95-3750896           California

Beverly Enterprises - New Hampshire, Inc.                                95-3849630           California

Beverly Enterprises - New Jersey, Inc.                                   95-3750884           California

Beverly Enterprises - New Mexico, Inc.                                   95-3750869           California

Beverly Enterprises - North Carolina, Inc.                               95-3742257           California

Beverly Enterprises - North Dakota, Inc.                                 95-3751270           California

Beverly Enterprises - Ohio, Inc.                                         95-3750867           California

Beverly Enterprises - Oklahoma, Inc.                                     95-3849624           California

Beverly Enterprises - Oregon, Inc.                                       95-3750881           California

Beverly Enterprises - Pennsylvania, Inc.                                 95-3750870           California

Beverly Enterprises - Rhode Island, Inc.                                 95-3849621           California

Beverly Enterprises - South Carolina, Inc.                               95-3750866           California

Beverly Enterprises - Tennessee, Inc.                                    95-3742261           California

                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
Beverly Enterprises - Texas, Inc.                                        95-3744256           California

Beverly Enterprises - Utah, Inc.                                         95-3751089           California

Beverly Enterprises - Vermont, Inc.                                      95-3750885           California

Beverly Enterprises - Virginia, Inc.                                     95-3742694           California

Beverly Enterprises - Washington, Inc.                                   95-3750868           California

Beverly Enterprises - West Virginia, Inc.                                95-3750888           California

Beverly Enterprises - Wisconsin, Inc.                                    95-3742696           California

Beverly Enterprises - Wyoming, Inc.                                      95-3849638           California

Beverly Health and Rehabilitation Services, Inc.                         95-2301514           California

Beverly Healthcare, LLC                                                  71-0817438           Indiana

Beverly Healthcare Acquisition, Inc.                                     71-0812407           Delaware

Beverly Healthcare - California, Inc.                                    95-3750879           California

Beverly Holdings I, Inc.                                                 71-0768985           Delaware

Beverly Indemnity, Ltd.                                                  71-0712927           Vermont

Beverly Manor Inc. of Hawaii                                             99-0144750           California

Beverly Real Estate Holdings, Inc.                                       71-0768984           Delaware

Beverly Savana Cay Manor, Inc.                                           95-4217381           California

Carrollton Physical Therapy Clinic, Inc.                                 75-2102832           Texas

Commercial Management, Inc.                                              42-0891358           Iowa

                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
Community Care, Inc.                                                     56-1487367           North Carolina

Compassion and Personal Care Services, Inc.                              56-1904822           North Carolina

Eastern Home Health Supply & Equipment Co., Inc.                         56-1581980           North Carolina

Greenville Rehabilitation Services, Inc.                                 75-2059145           Texas

Hallmark Convalescent Homes, Inc.                                        41-1413478           Michigan

HomeCare Preferred Choice, Inc.                                          62-1702864           Delaware

Home Health and Rehabilitation Services, Inc.                            75-2012280           Texas

Hospice of Eastern Carolina, Inc.                                        56-1951841           North Carolina

Hospice Preferred Choice, Inc.                                           71-0761314           Delaware

HTHC Holdings, Inc.                                                      71-0807323           Delaware

Las Colinas Physical Therapy Center, Inc.                                75-2402177           Texas

Liberty Nursing Homes, Incorporated                                      54-0784334           Virginia

MATRIX Occupational Health, Inc.                                         58-2380955           Delaware

MATRIX Rehabilitation, Inc.                                              71-0783147           Delaware

MATRIX Rehabilitation - Delaware, Inc.                                   71-0842504           Delaware

MATRIX Rehabilitation - Georgia, Inc.                                    58-2554073           Delaware

MATRIX Rehabilitation - Maryland, Inc.                                   71-0842503           Delaware

MATRIX Rehabilitation - Ohio, Inc.                                       71-0842505           Delaware

MATRIX Rehabilitation - South Carolina, Inc.                             73-1575603           Delaware

MATRIX Rehabilitation - Texas, Inc.                                      73-1589542           Delaware

MATRIX Rehabilitation - Washington, Inc.                                 58-2554074           Delaware

                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
Medical Arts Health Facility of Lawrenceville, Inc.                      58-1329700           Georgia

Moderncare of Lumberton, Inc.                                            56-1217025           North Carolina

Nebraska City S-C-H, Inc.                                                41-1413481           Nebraska

Network for Physical Therapy, Inc.                                       74-2453469           Texas

North Dallas Physical Therapy Associates, Inc.                           75-2075331           Texas

Nursing Home Operators, Inc.                                             34-0949279           Ohio

Petersen Health Care, Inc.                                               59-2043392           Florida

PT NET, Inc.                                                             62-1575533           Tennessee

PT Net (Colorado), Inc.                                                  84-1277912           Colorado

Rehabilitation Associates of Lafayette, Inc.                             72-1118473           Louisiana

South Alabama Nursing Home, Inc.                                         95-3809397           Alabama

South Dakota - Beverly Enterprises, Inc.                                 95-3750887           California

Spectra Healthcare Alliance, Inc.                                        71-0759298           Delaware

Tar Heel Infusion Company, Inc.                                          56-1767308           North Carolina

The Parks Physical Therapy and Work Hardening Center, Inc.               75-2452926           Texas

Theraphysics Corp.                                                       13-3643705           Delaware

Theraphysics of New York IPA, Inc.                                       71-0817011           New York

Theraphysics Partners of Colorado, Inc.                                  51-0372115           Delaware

Theraphysics Partners of Texas, Inc.                                     62-1659976           Delaware

                                                                         Employer             State of
Corporation                                                              ID Number            Incorporation
Theraphysics Partners of Western Pennsylvania, Inc.                      23-2901884           Delaware

TMD Disposition Company                                                  59-3151568           Florida

Vantage Healthcare Corporation                                           35-1572998           Delaware

                                                                      SCHEDULE 2


                               INITIAL PURCHASERS


                                                            Principal Amount
Initial Purchasers                                            of Securities
------------------                                          ----------------

JPMorgan                                                       $80,000,000

Banc of America Securities LLC                                 $80,000,000

BNY Capital Markets, Inc.                                      $20,000,000

BMO Nesbitt Burns Corp.                                        $20,000,000

         Total                                                 $200,000,000
                                                               ============

                                                                      SCHEDULE 3


                                 PLEDGED SHARES



Beverly Enterprises - Alabama, Inc.               95-3742145        California

Beverly Enterprises - Arkansas, Inc.              95-3751272        California

Beverly Enterprises - Georgia, Inc.               95-3750880        California

Beverly Enterprises - Florida, Inc.               95-3742251        California

Beverly Enterprises - Massachusetts, Inc.         95-3750893        California

Beverly Enterprises - Minnesota, Inc.             95-3742698        California

Beverly Enterprises - Mississippi, Inc.           95-3742144        California

Beverly Enterprises - Missouri, Inc.              95-3750895        California

Beverly Enterprises - Nebraska, Inc.              95-3750873        California

Beverly Enterprises - North Carolina, Inc.        95-3742257        California

Beverly Enterprises - Ohio, Inc.                  95-3750867        California

Beverly Enterprises - Pennsylvania, Inc.          95-3750870        California

Beverly Enterprises - South Carolina, Inc.        95-3750866        California

Beverly Enterprises - Virginia, Inc.              95-3742694        California

Beverly Enterprises - Wisconsin, Inc.             95-3742696        California

South Dakota - Beverly Enterprises, Inc.          95-3750887        California

                                                                         ANNEX A


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       ANNEX B-1


                      FORM OF OPINION OF LATHAM & WATKINS,
                             COUNSEL TO THE COMPANY

                                                                       ANNEX B-2


                       FORM OF OPINION OF DOUGLAS J. BABB,
                         GENERAL COUNSEL OF THE COMPANY

                                                                       ANNEX B-3


                     FORM OF OPINION OF PROSKAUER ROSE LLP,
                    SPECIAL REGULATORY COUNSEL TO THE COMPANY